Exhibit 10.21

DocuSign Envelope ID: E1BCFA37-AFOC-4AFB-9CFB-17EA315E5802

QUALITY INVESTMENT PROPERTIES METRO, LLC

ADDENDUM TO MASTER SPACE AGREEMENT

ADDITIONAL TERMS AND CONDITIONS

FOR COLOCATION AND INTERNET ACCESS

This Addendum is attached to and made a part of the Master Space Agreement between Customer and Quality Investment Properties Metro, LLC (“QTS”), and the terms hereof are incorporated therein by this reference and are applicable where Customer orders the use of space with the Data Center(s) to be used for the purpose of collocating computer equipment and associated telecommunications equipment (the “Customer Space”); or Customer orders communications or connectivity including connection to the internet. Capitalized terms used herein and not otherwise defined herein shall have the same meaning such terms are given in the Master Space Agreement. Reference herein to the “Agreement” shall mean the Master Space Agreement, this Addendum and all other Addenda attached thereto, and all Orders placed thereunder. No other discussions, proposals, brochures, or statements of work are incorporated herein, and neither customer nor QTS have relied thereon. The Master Space Agreement, all Addenda attached thereto, including this Addendum, and all Orders placed thereunder, fully and completely reflect the understanding and obligations of the parties.

1. CUSTOMER SPACE AND QTS OBLIGATIONS

1.1 Upon acceptance by QTS of an Order for collocation and completion of build-out (if necessary), Customer will be granted a license to use the Customer Space, effective on the Start Date. The location of the Customer Space shall be determined by QTS in its sole discretion provided, however, Customer’s reasonable preferences identified to QTS may be considered.

1.2 QTS shall use commercially reasonable efforts to complete the build-out and make the Customer Space available to Customer on or before the Target Date. The Term of use of the Customer Space shall begin on the Start Date. Build-out shall mean QTS’s construction and installation of the Customer Space pursuant to Order. QTS shall provide the following Services in connection with the Customer Space.

(a)	Physical space as identified in the applicable Order (i.e. Half Cabinet, Full Cabinet, Cage, Suite)

(b)	Physical security for the Data Center(s) (security station and personnel, 24 hours/day, 365 days/year);

(c)	Power to the Customer Space and generator back-up to the Data Centers(s);

(d)	Data Center environmental controls (temperature and humidity, including the appropriate cooling systems); and

(e)	Security alarms and fire/alarm/suppression systems for the Data Center(s).

1.3 QTS shall provide cabling for services provided by QTS (i.e. network services, network monitoring) and maintenance on equipment and cabling owned by QTS up to the Point of Demarcation. The “Point of Demarcation” shall mean the first point where Customer received telecommunications or Internet access service from QTS into the Customer Space. Except as otherwise agreed pursuant to a separate Addendum for Services attached to the Master Space Agreement and set forth in a corresponding Order, QTS shall not provide installation, configuration, connection, inter-connection, maintenance or support for any cabling, lines or equipment which is not owned or operated by QTS, whether or not such cabling, lines or equipment occurs before or after the Point of Demarcation.

1.4 QTS shall perform Remote Hands and Adhoc Engineering Services as requested by Customer on an as needed basis. Remote Hands and Adhoc Engineering Services shall be billed in quarter-hour increments and shall include all time expended to receive Customer instructions, travel to and return from Customer Space, perform the operations and report any findings or results. Remote Hands will be billed at the rate of *** per hour. In no case, does this rate include the cost of any materials or equipment supplied by QTS. Remote Hands and Adhoc Engineering Services shall be provided to Customer’s Equipment within the Customer Space only pursuant to the express instructions of customer, and as such, Customer hereby releases and shall hold QTS, its employees and contractors harmless from and against all Losses relating to QTS’s performance of such Remote Hands of Adhoc Engineering Services actions (except to the extent such Losses arise from the negligence or willful misconduct of QTS or QTS; employees or contractors). Customer agrees that all requests for Remove Hands and Adhoc Engineering Services will be billed to

Customer at the rates specified, provided that QTS may, in its sole discretion, waive all or a portion of such Remote Hands or Adhoc Engineering fees, where the need for such service arises out of a system failure directly caused by QTS. The response time for Remote Hands and Adhoc Engineering Services will be based upon available resources at time of Customer request and at no time does QTS imply or guarantee a specific response time for these services except as otherwise set forth hereunder.

1.5 QTS shall perform such janitorial services, environmental systems maintenance, power plant maintenance and other maintenance actions as QTS deems reasonably necessary or desirable with respect to the Data Center(s) in which the Custer Space is located. QTS may from time to time monitor and maintain its network, QTS Provided Equipment and Facilities (“Facilities Maintenance”). Customer acknowledges and agrees that the performance of Facilities Maintenance and Customer Maintenance may cause the network to be temporarily inaccessible and the Services temporarily unavailable to Customer. QTS will use its commercially reasonable efforts to conduct such Facilities Maintenance in a manner and at such times so as to avoid or minimize the inaccessibility of the network and/or unavailability of the Services. Except in the event of an emergency. If Facilities Maintenance is reasonably expected to interrupt access to the network or the availability of Services, QTS shall give Customer notice by e-mail no less than two (2) weeks prior to conducting such maintenance, identifying the time and anticipated duration of the Facilities Maintenance. Upon receipt of the aforementioned notice, Customer may request that QTS delay or reschedule the planned Facilities Maintenance. QTS will honor Customer’s request when possible which QTS will determine, in its sole discretion.

2. CUSTOMER OBLIGATIONS

2.1 Customer shall use the Customer Space only for placement and maintenance of telecommunications and computer equipment and related personal property in accordance with this Agreement. Customer shall not store any parts or equipment in the Customer Space other than Customer Equipment which is operational and integral to the use of the network, unless otherwise authorized by QTS. Customer shall not install any equipment or personal property (including QTS Provided Equipment and Facilities) in the Customer Space (including, without limitation, ramps, and aisles therein) that individually or in combination exceeds 1,250 lbs. per tile. Customer shall inform QTS of any equipment and property anticipated to be housed in the Customer Space, and QTS may require that the Order include build-out of reinforced flooring if, in QTS’s opinion, such equipment and/or property will exceed the weight limits proscribed herein.

2.2 Except as otherwise set forth hereunder, the Master Space Agreement or the applicable Order, Customer shall provide all end-user equipment, software and all other telecommunications, Internet access and related equipment that Customer deems necessary or desirable for Customer’s use of the Customer Space as permitted by the Agreement. Except as otherwise set forth hereunder, the Master Space Agreement or a Work Order, Customer shall be solely responsible for installation, maintenance, configuration, connection, inter-connection, and all other

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Quality Investment Properties Metro Colocation Addendum v6.0

CONFIDENTIAL TREATMENT REQUESTED—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

DocuSign Envelope ID: E1BCFA37-AFOC-4AFB-9CFB-17EA315E5802

support in connection with (a) all equipment and personal property to be used by Customer in the Customer Space, including without limitation, Customer Equipment, and (b) all telecommunications, data, Internet and power cabling of lines and connections from the Point of Demarcation into and throughout the Customer Space as provided by Customer.

2.3 Throughout the Term of the Agreement, Customer shall maintain the Customer Space in an orderly and safe condition in accordance with all applicable laws, and the Rules and Regulations. Customer shall provide the Customer Access Roster to QTS on or prior to the Start Date, and thereafter, from time to time, as the information in the Customer Access Roster may change or be amended by Customer (including names, addresses, signatures, pager numbers, e-mail address and telephone number of the then current Representatives). Customer or its contractors shall be responsible for and shall properly maintain in accordance with manufacturer instructions and requirements the Customer Equipment and all personal property located in the Customer Space (“Customer Maintenance”).

2.4 Except as more specifically set forth on a Work Order, Customer is entitled to use up to, but not to exceed, 150 watts of electric power per square foot of Customer Space (“Power Capacity”). QTS will notify Customer when electric power usage reaches 90- 95% of Power Capacity. In the event that Customer’s electric power consumption exceeds 100% of Power Capacity consistently for five (5) consecutive hours (“Excess Demand”). Customer agrees that it will immediately reduce its electric power consumption to below 100% of Power Capacity or upgrade its contract with QTS by executing a Work Order to increase Power Capacity. The only method of increasing Power Capacity is to contract for additional contiguous Customer Space (the purchase of non-contiguous customer space will not increase Customer’s Power Capacity). If contiguous customer space is not available, Customer must immediately reduce it electric power consumption to below 100% of Power Capacity. If Customer fails to execute a Work Order to increase Power Capacity within five (5) days after receipt of notice for QTS of Excess Demand, or fails to reduce its electric power consumption, Customer will be subject to suspension of electric power. According to the National Electrical Installation Standards, the maximum utilization of any power circuit is 80% of the maximum capacity of that power circuit. Customer shall take the necessary precautions to avoid exceeding 80% utilization on any power circuit, in the event that Customer’s utilization exceeds 80% of maximum capacity on any power circuit, the power related remedies and Service Level Credits set forth in Section 5.2 herein shall not apply.

2.5 In the event of a data security breach, Customer shall coordinate with QTS in its efforts to comply with applicable data breach notification laws and shall submit any data security breach notices, press releases, announcements or other disclosures to QTS prior to mailing of other publication. QTS shall provide Customer with prompt notice (but no later than forty-eight (48) hours) of any security breach to which QTS is aware with respect to the Data Center, Facilities, Customer Space, and the QTS Provided Equipment that has an impact on the Customer Space (or Customer Equipment.

3. ACCESS TO DATA CENTER(S) AND CUSTOMER SPACE

3.1 Customer’s 24 x 7 x 365 access to the Customer Apace and the Data Center(s) will be limited solely to the Representatives identified on the then current Customer Access Roster. Customer shall ensure that the information contained therein shall be true, complete and accurate in all respects. QTS shall have no obligation to verify that any information contained in the Customer Access Roster then on file with QTS is current or accurate, and QTS shall be entitled to rely upon all such information in admitting persons identified therein to the Data Center(s). QTS may require Representative to be accompanied by an authorized QTS representative or security personnel. QTS shall have the right to refuses access, or limit access, to the Data Center(s) to any person who is not a Representative or to any Representative whom QTS (in its sole discretion) reasonable considers to be a risk to security to the safety of persons or property, or who is not qualified to perform the tasks for which such person purports to access the Customer Space, or for any other lawful reason.

3.2 Security personnel may require individuals desiring access to sign-in, present photo identification, submit to physical inspection of their person and properties and otherwise answer such questions and provide such information as the security personnel may reasonably require to authenticate such person and verify that such person is an authorized Representative of Customer.

3.3 Customer shall not (and shall not permit others operating at its request, under its instruction, direction, control or supervision to) access, rearrange, reconfigure, disconnect, remove, repair, replace, damage or otherwise tamper with (or attempt to do any of the foregoing to) any of the Facilities or the properties or customer space of any other person using the Data Center(s). Any violation of this Section 3 shall be material breach by Customer of this Agreement and, in addition to all other remedies available to QTS therefor, and notwithstanding any provisions contrary hereto, Customer shall upon demand (a) pay QTS the cost to repair or remedy all damage caused to the Facilities or the properties or Customer Space of its customers (including replacement of any such properties, if deemed necessary by QTS or the owner of such property), and (b) shall indemnify QTS, its employees, agents, representatives and other Data Center users and customers, from all Losses resulting therefrom, pursuant to the Master Space Agreement. Further, Customer shall indemnify, defend and hold harmless QTS, its employees, agents representatives and contractors, pursuant to the Master Space Agreement, for any injury to any person or damage to property of any person (including employees and representatives of QTS) caused by or related to Customer’s and its Representatives’ access to and use of the Customer Space or the Data Center(s) (except to the extent such injury or damage arises from the negligence or willful misconduct of QTS or QTS’ employees or contractors).

3.4 In addition to the requirements set forth herein, Customer’s access shall be subject to any and all lawful rules, regulations, security and access requirements imposed by QTS governing the Data Center(s), including without limitation, Rules and Regulations posted on the QTS portal and the Visitor Acknowledgment and Release. Customer agrees (and shall cause each of its Representatives) to strictly abide by all such requirements for the Data Center. Customer agrees to periodically access the website and familiarize itself with the then current version of the Rules and Regulations. Notwithstanding, QTS agrees to provide Customer with thirty (30) days prior notice of any changes to said Rules and Regulations.

3.5 QTS retains the right to access the Customer Space at any time for any legitimate and lawful business purpose of QTS. Customer shall not render the Customer Space an unsafe place for QTS personnel to work. Customer shall allow QTS access to the Customer Space to the extent reasonably necessary (as reasonably determined by QTS) for the installation, inspection, removal relocation, replacement, and scheduled or emergency Facilities Maintenance, or as may otherwise be necessary to provide the Services.

4. INTERNET ACCESS SERVICES

4.1 Customer’s use of the Internet access Services and that of its customers, personnel or other end-users shall at all times comply with QTS’s then current Acceptable Use Policy and Privacy Policy (“Acceptable Use Policy”), as amended by QTS from time-to-time and which is available through the QTS portal. QTS will notify Customer of complaints received by QTS regarding each incident of alleged violation of QTS’s Acceptable Use Policy, whether by Customer or third parties that has gained access to the Service through Customer. Customer will require its customers, personnel and other end-users to comply with the Acceptable Use Policy. Customer agrees that it will promptly investigate all such complaints and take all reasonably necessary actions to remedy and to prevent any further violation of QTS’s Acceptable Use Policy. Customer agrees that QTS may identify to the complainant that Customer or a third party is investigating the matter and QTS may provide the complainant with the necessary information to contact Customer directly to resolve the complaint. Customer shall identify a representative for the purposes of receiving such communications. QTS reserves the right to install and use, or to require Customer to install and use, any appropriate devices to prevent violations of QTS’s Acceptable Use Policy, including devices designed to filter or terminate access to the Services. If QTS is notified of any allegedly infringing, defamatory, damaging, obscene, pornographic, illegal, or offensive use, content or activity. QTS may (but shall not be required to) investigate the allegation, or refer it to Customer or a third party for investigation QTS reserves the right to remove or require the removal of the illegal or objectionable content from the Web page or any other text or item linked to the Internet, and require Customer

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to cease (or cause its users to cease) all illegal activities or use. If Customer refuses such requirements, QTS may, at its option, immediately remove the subject Web page or other text or item from the Internet, suspend the Services provided hereunder, and/or terminate this Agreement, all without limiting any other remedies available to QTS, and QTS shall not be liable to Customer or any other person as a result of any such action.

4.2 Customer shall diligently comply with the notice and takedown procedures of the Digital Millennium Copyright Act.

4.3 Unless specifically provided for in a separate Addendum, QTS does not provide, and Customer shall indemnify, defend and hold QTS harmless from any and all Losses arising from or relating to, user or access security with respect to any of the Customer’s facilities (or facilities of others as provided by Customer) for which QTS is not expressly responsible for hereunder, and Customer shall be solely responsible for user/access security and network access to customer’s facilities. QTS does not provide any service to detect or identify any security breach of Customer’s websites, databases or facilities, except as may be set forth in a separate written agreement between Customer and QTS.

4.4 Unless specifically provided for in a separate Addendum, QTS does not perform any tests employing tools and techniques intended to gain unauthorized access to Customer’s environment (“Internet Intrusion Testing”). Customer shall indemnify, defend, and hold QTS for any Losses incurred in connection with any Internet Intrusion Testing by Customer or any third party acting on Customer’s behalf.

4.5 Unless otherwise agreed in writing by QTS, QTS shall not be responsible for the installation, removal, operation, maintenance or replacement of any Customer Equipment.

4.6 The parties understand and agree that use of telecommunications and data communications networks and the Internet may not be secure and that connection to and transmission of data and information over the Internet and such facilities provides the opportunity for unauthorized access to computer systems, networks, and all data stored therein. Information and data transmitted through the internet or stored on any equipment through which Internet information is transmitted may not remain confidential and QTS does not make any representation or warranty regarding privacy, security, authenticity, and non-corruption or destruction of any such information. QTS does not warrant that the Services or Customer’s use will be uninterrupted, error-free, or secure. QTS shall not be responsible for any adverse consequence or loss whatsoever to Customer’s (or its users’ or subscribers’) use of the Internet. Use of any information transmitted or obtained by Customer using the QTS network or the Internet is at Customer’s own risk. QTS is not responsible for the accuracy of information obtained through its network, including as a result of failure of performance, error, omission, interruption, corruption, deletion, defect, delay in operation or transmission, computer virus, communication line failure, theft or destruction or unauthorized access to, alteration of, or use of information or facilities, or malfunctioning of websites. QTS does not control the transmission or flow of data to or from QTS’s network and other portions of the Internet. Such transmissions and/or flow depend in part on the performance of telecommunications and/or internet services provided or controlled by third parties. At times, actions or inactions of such third parties can impair or disrupt Customer’s connections to the Internet. QTS does not represent or warrant that such events will not occur and QTS disclaims any and all liability resulting from or related to such acts or omissions.

4.7 Customer may not resell IP addresses, IP numbers, or IP from a QTS provided leased line, including, without limitation, serial line Internet protocol (SLIP) or point-to-point protocol (PPP) dial=up accounts, point-to-point leased lines, switched packet leased lines, or any TCP/IP transmission that uses resources on QTS’s network without the prior written consent of QTS and such account addresses are not portable. Customer shall own its own registered domain names and shall disclose any private or proxy domain name registrations to QTS immediately on request.

4.8 To the extent Customer orders any Service designated as “Burstable” (meaning Customer has the ability to use Services in excess of the Committed Data Rate), Customer will be billed for (a) the Committed Data Rate, and (b) the Excess Use at the price per Mbps set forth in the Order. Customer’s use will be sampled in five-minute inbound and outbound averages during each month. At the end of the month in which such use is measured, the top five percent (5%) of the inbound and outbound averages shall be discarded. The highest of the resulting ninety-five percent (95%) for inbound and outbound averages will be compared to the Committed Data Rate, and if that ninety-fifth percentile (95) of traffic is higher than the Committed Data Rate, the difference between the highest of either average and the Committed Data Rate shall be the “Excess Use”.

4.9 If Customer is an international, federal, state, or local governmental agency, the purchase order submitted by Customer shall contain the following language:

“Notwithstanding any provisions to the contrary on the face of this purchase order or on any attachments to this purchase order, this purchase order is being used for administrative purposes only, and this order is placed under and subject solely to the terms and conditions of the QTS Master Space Agreement and Addendum for Colocation and Internet Access, executed between Customer and QTS.”

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Quality Investment Properties Metro Colocation Addendum v6.0

DocuSign Envelope ID: E1BCFA37-AFOC-4AFB-9CFB-17EA315E5802

5. SERVICE LEVEL GUARANTEE

5.1 Internet Access Guarantee. Except in the event of Facilities Maintenance (subject to the notice requirements of Section 1.5), Customer use of a single physical connection and Force Majeure conditions, QTS shall have the contracted Internet access available for the Customer to transmit information to, and receive information from the Internet *** of the time during the Term of this Addendum (“Internet Access Guarantee”). Customer acknowledges that incremental usage in excess of the Committed Data Rate is subject to available bandwidth of the QTS network.

Internet Access Remedy. In the event QTS fails to provide the level of service provided in the Internet Access Guarantee, Customer shall receive the applicable remedy (“Service Level Credit”) described below. The Internet Access Guarantee is measured on a calendar month basis.

LENGTH OF INTERNET OUTAGE	SERVICE LEVEL CREDIT
More than *** but less than *** in a given month.	Credit of *** of total Monthly Recurring Charge for Internet Access

*** per month, but less than *** in a given month.	Credit of *** of total Monthly Recurring Charge for Internet Access

*** per month, but less than *** in a given month.	Credit of *** of total Monthly Recurring Charge for Internet Access

More than *** per month.	Credit of *** of total Monthly Recurring Charge for Internet Access, plus the applicable credit for any partial hour, not to exceed ***; provided however, if said outage occurs three (3) or more times within a twelve (12) month period, Customer has the right to terminate the Agreement, the Service, any and all Work Orders with six (6) months prior notice without penalty of any kind (including without limitation the Termination Fees).

5.2 Power Guarantee. Except in the event of Facilities Maintenance (subject to the notice requirements of Section 1.5), Customer Maintenance and Force Majeure conditions, QTS shall have the contracted power available for the Customer as follows: *** of the time during the Term of this Addendum when configured with redundant power, or if the Customer does not choose the redundant power option on the Customer order form, *** of the time during this Addendum (“Power Guarantee”).

Power Remedy. In the event QTS fails to provide the level of service provided in the Power Guarantee, Customer shall receive the applicable remedy (“Service Level Credit”) described below. The Power Guarantee is measured on a calendar month basis and is based upon Customer’s selection on the Order form of either single or redundant power.

POWER UNAVAILABILITY CALCULATIONS	SERVICE LEVEL CREDIT FOR REDUNDANT POWER SUPPLY	SERVICE LEVEL CREDIT FOR A SINGLE POWER SUPPLY ONLY
More than *** but less than *** in a given month.	Credit of *** of total Monthly Recurring Charge for Customer Space	NONE

*** per month, but less than *** in a given month.	Credit of *** of total Monthly Recurring Charge for Customer Space	NONE

*** per month, but less than *** in a given month.	Credit of *** of total Monthly Recurring Charge for Customer Space	Credit of *** of total Monthly Recurring Charge for Customer Space

More than *** in a given month.	Credit of *** of total Monthly Recurring Charge for Customer Space, plus the applicable credit for any partial hour, not to exceed ***; provided however, if said outage occurs three (3) or more times within a twelve (12) month period, Customer has the right to terminate the Agreement, the Service, any and all Work Orders with six (6) months prior notice without penalty of any kind (including without limitation the Termination Fees).	Credit of *** of total Monthly Recurring Charge for Customer Space, plus the applicable credit for any partial hour, not to exceed ***.

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Quality Investment Properties Metro Colocation Addendum v6.0

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

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5.3 Latency Guarantee. Except in the event of Facilities Maintenance (subject to the notice requirements of Section 1.5), Customer Maintenance and Force Majeure conditions, QTS shall provide the contracted Internet access capable of one-way transmissions of a monthly average of *** or less between the QTS switch port and the QTS transit routers during the Term of this Addendum (“Latency Guarantee”). It is mutually understood that customers who purchase Burstable bandwidth may necessarily suffer increased latency should volume exceed the Burstable access ordered.

Latency Remedy. In the event QTS fails to meet the Latency Guarantee, Customer will receive a Service Level Credit equal to *** for every *** (or portions thereof) over the guaranteed *** monthly average.

5.4 Packet Delivery Guarantee. Except in the event of Facilities Maintenance (subject to the notice requirements of Section 1.5), Customer Maintenance and Force Majeure conditions, QTS guarantees Network Packet Loss (“Packet Guarantee”) of less than *** monthly average measured from the QTS switch port to the QTS transit routers (“Network”). It is mutually understood that customers who order fixed Committed Data Rates (not Burstable), may necessarily suffer packet losses should volume exceed the fixed Committed Data Rate ordered, and customers who purchase Burstable bandwidth may necessarily suffer packet losses should volume exceed the Burstable access ordered. As such, the remedy (Service Level Credit) is only available for packet losses occurring within the ordered bandwidth.

Packet Delivery Remedy. In the event QTS fails to meet the Packet Guarantee, Customer will receive a Service Level Credit equal to *** for every *** (or portions thereof) over the guaranteed *** monthly average.

5.5 Temperature Guarantee. Except in the event of Facilities Maintenance (subject to the notice requirements of Section 1.5), Customer Maintenance and Force Majeure conditions, QTS guarantees the Data Center temperature will not exceed 75 degrees Fahrenheit (“Temperature Guarantee”).

Temperature Remedy. In the event any QTS sampling point registers a monthly average deviation in excess of the Temperature Guarantee, Customer will receive a Service Level Credit equal to *** for every one (1”) degree Fahrenheit per day above the Temperature Guarantee during the applicable month.

5.6 Humidity Guarantee. Except in the event of Facilities (subject to the notice requirements of Section 1.5). Customer Maintenance and Force Majeure conditions, QTS guarantees the Data Center humidity will not exceed 55% (“Humidity Guarantee”).

Humidity Remedy. In the event any QTS sampling point registers a monthly average deviation in excess of the Humidity Guarantee, Customer will receive a Service Level Credit equal to *** for every one (1%) percent the humidity per day exceeds the Humidity Guarantee during the applicable month.

5.7 Remedies.

(a)	If, during the term of this Addendum, QTS fails to meet any of the Internet Access Guarantee, Power Guarantee, Latency Guarantee, , Packet Delivery Guarantee, Temperature Guarantee, or the Humidity Guarantee (each referred to herein individually and collectively as a “Service Level Guarantee”). Customer shall be entitled to receive, as its sole and exclusive remedy, the applicable Service Level Credits described in Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6 of this Addendum. QTS shall apply all of the Customer’s Service Level Credits directly to the Customer’s total Monthly Charges. In no event shall the Customer’s total amount of Service Level Credits exceed *** for a given month.

(b)	If QTS shall fail to meet the Internet Access Guarantee two (2) times in any calendar quarter or shall fail to meet the Power Guarantee two (2) times in any calendar quarter, Customer shall be entitled to terminate this Agreement upon the delivery of written notice received by the other party within thirty (30) days of the date of the second failure. Termination pursuant to this section shall be effective five (5) days after Customer’s delivery of the required termination notice.

(c)

Notwithstanding anything herein to the contrary, if, following the application of any Service Level Credits to the Customer’s Monthly Charges for the failure by QTS to meet the same Service Level Guarantee two (2) times in any calendar quarter, QTS determines in its sole and reasonable discretion that it will be unable to meet such guarantee in the future, QTS reserves the right, upon written notice to the Customer, to terminate this Addendum without penalty. In the event of a termination pursuant to the foregoing sentence, upon Customer’s written request, QTS will continue to provide Customer the Services governed by this Addendum for a period of not less than ninety (90) days, provided, however, Customer continues

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Quality Investment Properties Metro Colocation Addendum v6.0

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

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to make timely payment of the Monthly Charges (less applicable Service Level Credits) as provided herein. Customer acknowledges that QTS will not be responsible for payment of any additional Service Level Credits (other than the maxim allowed by this Section 5 above), of any nature whatsoever, during this sixty (60) day period.

(d)	Notwithstanding anything herein to the contrary, QTS will not knowingly or purposefully fail to meet any Service Level Guarantee. In the event that a Service Level Guarantee is not met and QTS determines in its reasonable judgment that such failure was a result of (i) any Force Majeure condition, (ii) any unlawful or negligent actions or inactions of Customer, (iii) any activity under Customer’s control or within the obligations undertaken by Customer (including, without limitation, inaccurate or corrupt data input, use of network or the Services other than in accordance with the documentation or the directions of QTS, failure or inability of Customer to obtain or the failure or inability of a vendor to provide upgrades, new releases, enhancements, patches, error corrections and fixes for software equipment and problems in Customer Equipment or Customer’s local network), or (iv) any Facilities Maintenance subject to the requirements of Section 1.5 of this Addendum or any Customer Maintenance, then QTS shall have no obligation to credit Customer any amount for any such failure.

[Signatures on the following page]

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Quality Investment Properties Metro Colocation Addendum v6.0

DocuSign Envelope ID: E1BCFA37-AFOC-4AFB-9CFB-17EA315E5802

CUSTOMER:	Five9, Inc.	QTS:

QUALITY INVESTMENT PROPERTIES METRO, LLC

Print Name:	Tom Schollmeyer	Print Name:	Eric E. Jacobs

Title:		Title:	EVP, Commercial Sales

Address:		Address:

Telephone:		Telephone:

Facsimile:		Facsimile:

E-mail:		E-mail:

Date:	31-Oct-2012	Date:	1-Feb-2013

Signature:	/s/ Tom Schollmeyer	Signature:	/s/ Eric E. Jacobs

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Quality Investment Properties Metro Colocation Addendum v6.0